Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-172554 and 333-172554-01

CitiFirst

NOTES | DEPOSITS | CERTIFICATES | OTC DERIVATIVES

CitiFirst Investments Offerings Brochure

for Third Party Distributors

November 2011

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Products Not FDIC Insured May Lose Value No Bank Guarantee

November 4, 2011

Table of Contents

Introduction to CitiFirst Investments 3

CitiFirst Protection Investments

Market-Linked Notes Based on the Value of the Dow Jones Industrial AverageSM 4

Non-Callable Fixed to Floating Rate Notes 5

CitiFirst Performance Investments

Single Observation ELKS® Based Upon the Common Stock of Ford Motor Company (“F”) 6

Single Observation ELKS® Based Upon the Common Stock of Schlumberger N.V. (Schlumberger Limited) (“SLB”) 7

Buffered Digital Plus Notes based upon the Dow Jones Industrial AverageSM 8

3-Year Annual Observation Coupon Notes Based on the Performance of the S&P 500® Index 10

5-Year Annual Observation Coupon Notes Based on the Performance of the S&P 500® Index 12

General Overview of Investments 14

Important Information for the Monthly Offerings 15

Overview of Key Benefits and Risks of Investments 16

Additional Considerations 17

Introduction to CitiFirst Structured Investments

CitiFirst is the brand name for Citi’s offering of investments including notes, deposits, certificates and OTC strategies. Tailored to meet the needs of a broad range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:

Investments provide for the full principal amount to be due at maturity, subject Full principal amount due to the credit risk of the issuer or guarantor, and are for investors who place a at maturity priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

Investments provide for a payment due at maturity that may be less than the Payment due at maturity may be principal amount and in some cases may be zero, and are for investors who are less than the principal amount seeking the potential for current income and/or growth, in addition to partial or contingent downside protection

Investments provide for a payment at maturity that may be zero and are for Payment due at maturity investors who are willing to take full market risk in return for either leveraged may be zero principal appreciation at a predetermined rate or access to a unique underlying strategy

All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:

Equities Commodities Currencies Interest Rates Alternative Investments

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:

Classification of structured investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

Market-Linked Notes Based on the Value of the Dow Jones Industrial AverageSM

Indicative Terms*

Issuer: Citigroup Funding Inc.

Guarantee: Any payments due on the notes are guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company.

Issue price: $1,000 per note

Pricing date: November , 2011 (expected to price on or about November 22, 2011). Original issue date: November , 2011 (three days after the pricing date) Maturity date: November 28, 2017

Valuation dates: Quarterly on each February, May, August and November (expected to be on or about the 22nd day of each month), beginning on February 22, 2012, and ending on November 22, 2017 Interest: 0.50 % per annum, paid semi-annually Interest payment date: Semi-annually on each May and November (expected to be the 28th day of each month), beginning on May , 2012 (expected to be May 28, 2012) and ending on the Maturity date.

Underlying index: The Dow Jones Industrial AverageSM

Payment at maturity: The principal payment at maturity per $1,000 note will equal: $1,000 + note return amount, which may be positive or zero. In no event will the payment at maturity be less than $1,000.

Principal due at maturity: Full principal amount due at maturity, subject to the credit risk of the Issuer and/or guarantor Note return amount: If the final index return percentage is greater than 0%, the note return amount for each note will equal the product of (a) $1,000, (b) the final index return percentage, and (c) a participation rate of [105 % to 115%] (to be determined on the pricing date). If the final index return percentage is less than or equal to 0%, the note return amount for each note will equal zero. Participation rate: [105.00%—115.00%] (to be determined on the Pricing Date) Interim index return percentage: On each valuation date: Ending Index Value – Starting Index Value Starting Index Value Final index return percentage: The arithmetic average of the 24 Interim Index Return Percentages Starting index value: The closing value of the underlying index on the pricing date Ending index value: The closing value of the underlying index on the relevant valuation date CUSIP: 1730T0QC6 Listing: The notes will not be listed on any securities exchange.

Selling Concession: up to 3.50%

Investor Profile Investor Seeks:

Full principal amount due at maturity subject to the credit risk of the guarantor

Exposure to the Dow Jones Industrial AverageSM

A medium-term equity index-linked investment

Investor Can Accept:

A holding period of approximately 6.0 years

The possibility of losing part or all of the principal amount invested if not held to maturity

Please review the “Risk Factors” section of the applicable offering summary for a complete description of the risks associated with this investment For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

Non-Callable Fixed to Floating Rate Notes

Indicative Terms*

Issuer: Citigroup Funding Inc.

Guarantee: Any payments due on the notes are guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company.

Issue price: $1,000 per note

Pricing date: November , 2011 (expected to price on or about November 22, 2011). Original issue date: November , 2011 (three days after the pricing date) Stated Maturity date: November , 2014 (expected to be November 28, 2014) Payment at maturity: The principal payment at maturity per $1,000 note will equal: $1,000 + any accrued or unpaid interest

In no event will the payment at maturity be less than $1,000.

Quarterly interest payment: The product of $1,000 and the applicable interest rate per annum divided by 4. Interest rate per annum: From and including the original issue date to but excluding November , 2012 (expected to be November 28, 2012): a fixed per annum rate of 3.00%. From and including November , 2012 (expected to be November 28, 2012), to but excluding the stated maturity date: a floating rate equal to three-month U.S. dollar LIBOR determined on the second London business day prior to the first day of the applicable interest period plus a spread of 1.40%, subject to a maximum rate of 6.00 % per annum for any interest period.

Interest payment dates: Quarterly on February, May, August, and November, (expected to be February 28, May 28, August 28 and November 28 respectively), beginning on February, 2012 (expected to be February 28, 2012) and ending on the stated maturity date. Interest calculation period: Each three-month period from and including an interest payment date to and including the day immediately preceding the next interest payment date.

Day count convention: 30/360 Unadjusted CUSIP: 1730T0PX1

Listing: The notes will not be listed on any securities exchange. Selling Concession: up to 1.00%

Investor Profile Investor Seeks:

Full principal amount due at maturity subject to the credit risk of the guarantor

Exposure to the three-month USD LIBOR

A medium-term interest rate-linked investment

Investor Can Accept:

A holding period of approximately 3.0 years

The possibility of losing part or all of the principal amount invested if not held to maturity

Please review the “Risk Factors” section of the applicable offering summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

Single Observation ELKS® Based Upon the Common Stock of Ford Motor Company (“F”)

Indicative Terms*

Issuer: Citigroup Funding Inc.

Guarantee: Any payments due on the Single Observation ELKS are guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, you may receive an amount at maturity that is less than the stated principal amount of the Single Observation ELKS and possibly zero.

Issue price: $10 per Single Observation ELKS

Underlying equity: The Common Stock of Ford Motor Company (NYSE symbol: “F”)

Pricing date: November , 2011 (expected to price on or about November 22, 2011, or if such day is not a scheduled trading day, the next succeeding scheduled trading day).

Issue date: November , 2011 (three business days after the pricing date). Maturity date: May , 2012 (expected to be on or about May 23, 2012)

Valuation date: May , 2012 (expected to be three trading days before the Maturity date) Principal due at maturity*: Payment at maturity may be less than the principal amount

Coupon: [7.50 % to 9.50%] per annum (approximately [3.75 % to 4.75%] for the term of the Single Observation ELKS) paid monthly and computed on the basis of a 360-day year of twelve 30-day months Downside threshold closing price: $ (80.00 % of the initial equity price) Initial equity price: $            , the closing price of the underlying equity on the pricing date Payment at maturity: For each $10 Single Observation ELKS: (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price (to be determined on the pricing date), or (2) $10 in cash Equity ratio: The stated principal amount divided by the initial equity price, subject to anti-dilution adjustments for certain corporate events. The equity ratio will be determined on the pricing date.

Listing: The Single Observation ELKS will not be listed on any securities exchange CUSIP: 17317U519 Selling Concession: up to 1.50%

Investor Profile Investor Seeks:

Monthly fixed coupon

Contingent downside protection of approximately 20%

A short-term equity-linked investment

Investor Can Accept:

A holding period of approximately 6 months

The possibility of losing part or all of the principal amount invested

Please review the “Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

Single Observation ELKS® Based Upon the Common Stock of Schlumberger N.V. (Schlumberger Limited) (“SLB”)

Indicative Terms*

Issuer: Citigroup Funding Inc.

Guarantee: Any payments due on the Single Observation ELKS are guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, you may receive an amount at maturity that is less than the stated principal amount of the Single Observation ELKS and possibly zero. Issue price: $10 per Single Observation ELKS

Underlying shares: The Common Stock of Schlumberger N.V. (Schlumberger Limited) (NYSE symbol: “SLB”) Pricing date: November , 2011 (expected to price on or about November 22, 2011, or if such day is not a scheduled trading day, the next succeeding scheduled trading day).

Issue date: November , 2011 (three business days after the pricing date). Maturity date: May , 2012 (expected to be on or about May 23, 2012)

Valuation date: May , 2012 (expected to be three trading days before the maturity date) Principal due at maturity*: Payment at maturity may be less than the principal amount

Coupon: [8.00 % to 10.00%] per annum (approximately [4.00 % to 5.00%] for the term of the Single Observation ELKS) (to be determined on the pricing date), paid monthly and computed on the basis of a 360-day year of twelve 30-day months.

Downside threshold closing price: $ (80.00 % of the initial equity price)

Initial equity price: $            , the closing price of the underlying equity on the pricing date Payment at maturity: For each $10 Single Observation ELKS:

(1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price (to be determined on the pricing date), or (2) $10 in cash Equity ratio: The stated principal amount divided by the initial equity price, subject to anti-dilution adjustments for certain corporate events. The equity ratio will be determined on the pricing date.

Listing: The Single Observation ELKS will not be listed on any securities exchange CUSIP: 17317U535 Selling Concession: up to 1.50%

Investor Profile Investor Seeks:

Monthly fixed coupon

Contingent downside protection of approximately 20%

A short-term equity index-linked investment

Investor Can Accept:

A holding period of approximately 6 months

The possibility of losing part or all of the principal amount invested

Please review the “Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

Buffered Digital Plus Notes Based on the Value of the Dow Jones Industrial AverageSM

Indicative Terms*

Issuer: Citigroup Funding Inc.

Guarantee: Any payments due on the notes are guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, because the return of the stated principal amount of your investment at maturity is not guaranteed, you may receive a payment at maturity with a value less than the amount you initially invest.

Issue price: $1,000 per note

Underlying index: The Dow Jones Industrial AverageSM

Pricing date: November , 2011 (expected to price on or about November 22, 2011, or if such day is not a scheduled index business day, the next succeeding index business day).

Original issue date: November , 2011 (three business days after the pricing date) Maturity date: May , 2015 (expected to be May 27, 2015)

Valuation date: May 21, 2015, subject to postponement for non-index business days and certain market disruption events.

Payment at maturity: If the final index value is greater than the initial index value, $1,000 + the greater of (i) upside payment and (ii) $1,000 x index percent increase

If the final index value is less than or equal to the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10%, $1,000 If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10%, ($1,000 x index performance factor) + $100

This amount will be less than the stated principal amount of $1000. However, under no circumstances will the payment at maturity be less than $100 per note, subject to the credit risk of Citigroup.

Buffer amount: 10%

Upside payment: [$270.00 to $320.00] per note (27 % to 32 % of the stated principal amount) (to be determined on the pricing date).

Index percent increase: Final Index Value – Initial Index Value Initial Index Value Initial index value: The closing value of the underlying index on the pricing date Final index value: The closing value of the underlying index on the valuation date Index performance factor: final index value / initial index value Minimum payment at maturity: $100 per note (10 % of the stated principal amount) Maximum payment at maturity: There is no maximum payment at maturity Listing: None CUSIP: 1730T0PV5 Selling Concession: up to 3.50%

Investor Profile Investor Seeks:

Exposure to the Dow Jones Industrial AverageSM

A medium-term equity index-linked investment

Investor Can Accept:

A holding period of approximately 3.5 years

The possibility of losing part or all of the principal amount invested

Please review the “Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

3-Year Annual Observation Coupon Notes Based on the Performance of the S&P 500® Index

Indicative Terms*

Issuer: Citigroup Funding Inc.

Guarantee: Any payments due on the notes are guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, because the return of the stated principal amount of your investment at maturity is not guaranteed, you may receive a payment at maturity with a value less than the amount you initially invest.

Issue price: $1,000 per note

Underlying index: S&P 500® Index (Bloomberg Symbol: “SPX”)

Pricing date: November , 2011 (expected to price on or about November 28, 2011, or if such day is not a scheduled index business day, the next succeeding index business day).

Original issue date: November , 2011 (two business days after the pricing date) Maturity date: November , 2014 (expected to be November 28, 2014) Annual interest payments: For any annual observation period:

• if the applicable annual index return percentage is greater than 0%, an amount per note equal to 7 % to 8% (to be determined on the pricing date) multiplied by $1,000, or • if the applicable annual index return percentage is less than or equal to 0%, an amount per note equal to 2 % multiplied by $1,000.

Annual observation periods: Each period commencing on and including an observation date and continuing to and including the next succeeding observation date.

Observation dates: November , 2011 (the pricing date), November , 2012, November , 2013 and November , 2014 (the “final observation date”), subject to postponement for non-index business days and certain market disruption events.

Payment at maturity: The annual interest payment due on the maturity date plus the indexed principal amount. If the final index value is less than 80 % of the initial index value, the indexed principal amount will be less than the stated principal amount of $1,000 and may be as low as $200 per note.

Buffer level: 80 % of the initial index level

Annual index return Final Annual Index Value – Initial Annual Index Value percentage: Initial Index Value

Indexed principal amount: An amount per note depending on the closing value of the underlying index on the final observation date, determined as follows: • if the final index value is greater than or equal to the buffer level, $1,000 per note, or • if the final index value is less than the buffer level, an amount equal to $1,000 multiplied by the index performance factor, plus $200.

The return on the notes will be limited to the sum of the three annual interest payments, even if the final index value greatly exceeds the initial index value. Investors in the notes will not receive the dividend yield on, or share in any appreciation of, the underlying index over the term of the notes, but investors will bear the downside risk of the underlying index, subject to a 20% buffer.

Initial annual index value: For any annual observation period, the closing value of the underlying index on the observation date occurring at the beginning of such annual observation period. Final annual index value: For any annual observation period, the closing value of the underlying index on the observation date occurring at the end of such annual observation period.

Annual interest payment For each annual observation period, the third business day following the observation dates: date occurring at the end of such annual observation period.

Index performance factor: Final index value Initial index value Initial index value: None CUSIP: 1730T0PT0 Selling Concession: up to 2.70%

Investor Profile Investor Seeks:

Annual contingent coupon

Contingent downside protection of approximately 20%

A medium-term equity-linked investment

Investor Can Accept:

A holding period of approximately 3 years

The possibility of losing part or all of the principal amount invested

Please review the “Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

5-Year Annual Observation Coupon Notes Based on the Performance of the S&P 500® Index

Indicative Terms*

Issuer: Citigroup Funding Inc.

Guarantee: Any payments due on the notes are guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, because the return of the stated principal amount of your investment at maturity is not guaranteed, you may receive a payment at maturity with a value less than the amount you initially invest.

Issue price: $1,000 per note

Underlying index: S&P 500® Index (Bloomberg Symbol: “SPX”)

Pricing date: November , 2011 (expected to price on or about November 28, 2011, or if such day is not a scheduled index business day, the next succeeding index business day).

Original issue date: November , 2011 (two business days after the pricing date) Maturity date: November , 2016 (expected to be November 25, 2016) Annual interest payments: For any annual observation period:

• if the applicable annual index return percentage is greater than 0%, an amount per note equal to 6.50 % to 7.50% (to be determined on the pricing date) multiplied by $1,000, or • if the applicable annual index return percentage is less than or equal to 0%, an amount per note equal to 3 % multiplied by $1,000.

Annual observation periods: Each period commencing on and including an observation date and continuing to and including the next succeeding observation date.

Observation dates: November , 2011 (the pricing date), November , 2012, November , 2013, November , 2014, November , 2015 and November , 2016 (the “final observation date”), subject to postponement for non-index business days and certain market disruption events.

Payment at maturity: The annual interest payment due on the maturity date plus the indexed principal amount. If the final index value is less than 80 % of the initial index value, the indexed principal amount will be less than the stated principal amount of $1,000 and may be as low as $200 per note.

Buffer level: 80 % of the initial index level

Indexed principal amount: An amount per note depending on the closing value of the underlying index on the final observation date, determined as follows: • if the final index value is greater than or equal to the buffer level, $1,000 per note, or • if the final index value is less than the buffer level, an amount equal to $1,000 multiplied by the index performance factor, plus $200.

The return on the notes will be limited to the sum of the three annual interest payments, even if the final index value greatly exceeds the initial index value. Investors in the notes will not receive the dividend yield on, or share in any appreciation of, the underlying index over the term of the notes, but investors will bear the downside risk of the underlying index, subject to a 20% buffer.

Annual index return Final Annual Index Value – Initial Annual Index Value percentage: Initial Index Value

Initial annual index value: For any annual observation period, the closing value of the underlying index on the observation date occurring at the beginning of such annual observation period.

Final annual index value: For any annual observation period, the closing value of the underlying index on the observation date occurring at the end of such annual observation period.

Annual interest payment For each annual observation period, the third business day following the observation dates: date occurring at the end of such annual observation period.

Index performance factor: Final index value

Initial index value

Initial index value: None

CUSIP: 1730T0PU7

Selling Concession: up to 3.95%

Investor Profile

Investor Seeks:

Annual contingent coupon

Contingent downside protection of approximately 20%

A medium-term equity-linked investment

Investor Can Accept:

A holding period of approximately 5 years

The possibility of losing part or all of the principal amount invested

Please review the “Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

14

General Overview of Structures

CitiFirst Protection Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying; Otherwise the return equals zero
Contingent Upside Participation MLDs/Notes	1-3 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity; Otherwise the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon; Otherwise the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Safety First Trust Certificates	3-6 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; sometimes the maximum return is capped

CitiFirst Performance Investments

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid; Otherwise the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-2 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes; Otherwise, the return equals the lesser of (a) the return of the underlying plus the buffer amount and (b) zero
PACERS℠	1-3 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero
LASERS℠	3-4 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero

CitiFirst Opportunity Investments

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is up at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes; Otherwise the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount; Otherwise the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

***All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.** This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

Important Information for the Monthly Offerings

Investment Information

The investments set forth in the previous pages are intended for general indication only of the CitiFirst Structured Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer and guarantor, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer or guarantor, if applicable, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer, the guarantor, if applicable, and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by: Citigroup Funding Inc. Issuer’s Registration Statement Number: 333-172554 Issuer’s CIK on the SEC Website: 0001318281

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

Market-Linked Certificates of Deposit

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-877-858-5407.

16

Overview of Key Benefits and Risks of Structured Investments

Benefits

- Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange – traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

- Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

- The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment's offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

- Potential for Loss

    - The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer or guarantor credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.

    - The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.

- Appreciation May Be Limited – Depending on the investment, an investor's appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

- Issuer or Guarantor Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer's or guarantor's ability to pay all amounts due on these investments including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer or guarantor.

- Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

- Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer or guarantor of the CitiFirst Structured Investment's perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment.

- Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

- Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

- Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.

- The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Global Markets Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

- Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer's obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

Additional Considerations

Please note that the information contained in this brochure is current as of the This offer is not being made in Hong Kong, by means of any document, other date indicated and is not intended to be a complete description of the terms, than (1) to persons whose ordinary business it is to buy or sell shares or risks and benefits associated with any particular structured investment. debentures (whether as principal or agent); (2) to “professional investors” Therefore, all of the information set forth herein is qualified in its entirety by within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong the more detailed information provided in the offering documents(s) and Kong (the “SFO”) and any rules made under the SFO; or (3) in other related material for the respective structured investment. circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or The structured investments discussed within this brochure are not suitable for which do not constitute an offer to the public within the meaning of the CO. all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be Tax Disclosure accessed or read by, the public in Hong Kong (except if permitted to do so Citigroup Global Markets Inc., its affiliates and employees do not provide tax or under the laws of Hong Kong) other than with respect to structured legal advice. To the extent that this brochure or any offering document(s) investments which are or are intended to be disposed of only to persons concerns tax matters, it is not intended to be used and cannot be used by a outside Hong Kong or only to the persons or in the circumstances described in taxpayer for the purpose of avoiding penalties that may be imposed by law. Any the preceding paragraph. such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the ERISA and IRA Purchase Considerations Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Employee benefit plans subject to ERISA, entities the assets of which are Securities and Futures Act). Accordingly, neither this document nor any other deemed to constitute the assets of such plans, governmental or other plans document or material in connection with the offer or sale, or invitation for subject to laws substantially similar to ERISA and retirement accounts subscription or purchase, of the structured investments may be circulated or (including Keogh, SEP and SIMPLE plans, individual retirement accounts and distributed, nor may the structured investments be offered or sold, or be made individual retirement annuities) are permitted to purchase structured the subject of an invitation for subscription or purchase, whether directly or investments as long as either (A) (1) no Citigroup Global Markets affiliate or indirectly, to the public or any member of the public in Singapore other than in employee is a fiduciary to such plan or retirement account that has or exercises circumstances where the registration of a prospectus is not required and thus any discretionary authority or control with respect to the assets of such plan or only (1) to an institutional investor or other person falling within section 274 of retirement account used to purchase the structured investments or renders the Securities and Futures Act, (2) to a relevant person (as defined in section investment advice with respect to those assets, and (2) such plan or retirement 275 of the Securities and Futures Act) or to any person pursuant to section account is paying no more than adequate consideration for the structured 275(1A) of the Securities and Futures Act and in accordance with the conditions investments or (B) its acquisition and holding of the structured in is not specified in section 275 of that Act, or (3) pursuant to, and in accordance with prohibited by any such provisions or laws or is exempt from any such the conditions of, any other applicable provision of the Securities and Futures prohibition. Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an However, individual retirement accounts, individual retirement annuities and invitation could be lawfully made to him/her without compliance with any Keogh plans, as well as employee benefit plans that permit participants to registration or other legal requirements or where such registration or other direct the investment of their accounts, will not be permitted to purchase or legal requirements have been complied with. Each of the following relevant hold the structured investments if the account, plan or annuity is for the persons specified in Section 275 of the Securities and Futures Act who has benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith subscribed for or purchased structured investments, namely a person who is: Barney or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured (a) a corporation (which is not an accredited investor) the sole business of investments by the account, plan or annuity. You should refer to the section which is to hold investments and the entire share capital of which is owned by

“ERISA Matters” in the applicable offering document(s) for more information. one or more individuals, each of whom is an accredited investor, or

Distribution Limitations and Considerations (b) a trust (other than a trust the trustee of which is an accredited investor) This document may not be distributed in any jurisdiction where it is unlawful to whose sole purpose is to hold investments and of which each beneficiary is an do so. The investments described in this document may not be marketed, or individual who is an accredited investor, should note that securities of that sold or be available for offer or sale in any jurisdiction outside of the U.S., corporation or the beneficiaries’ rights and interest in that trust may not be unless explicitly stated in the offering document(s) and related materials. In transferred for 6 months after that corporation or that trust has acquired the particular: structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document Securities and Futures Act unless: have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any (i) the transfer is made only to institutional investors, or relevant persons as doubt about any of the contents of this document, they should obtain defined in Section 275(2) of that Act, or arises from an offer referred to in independent professional advice. Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii) no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

Notes

Notes

CitiFirst

At Citi, our talented professionals are dedicated to delivering innovative value added investments and services to our clients across the globe. Our teams in structuring, marketing, sales and trading are focused on educating at educating our distribution partners and putting clients first.

To discuss CitiFirst structured investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker.

Client service number for Financial Advisors and Distribution Partners in the Americas:

+1 (212) 723-7005 and +1 (212) 723-7288

For more information, please go to www.citifirst.com

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